EXHIBIT 99.1

FOR:	UCBH HOLDINGS, INC.

APPROVED BY:	Thomas S. Wu
Chairman, President and Chief Executive Officer

CONTACT:	Jonathan H. Downing
Executive Vice President
Director of Corporate Development and Investor Relations
(415) 315-2800

EVC Group
Investor Relations: Douglas M. Sherk, Jenifer Kirtland
(415) 896-6820
Media Relations: Steve DiMattia
(917) 620-0590
For Immediate Release
UCBH HOLDINGS, INC. SIGNS DEFINITIVE AGREEMENT TO
ACQUIRE NEW YORK-BASED CHINESE AMERICAN BANK
~ Acquisition Significantly Accelerates Expansion in the New York Market ~
     SAN FRANCISCO, CA & NEW YORK, NY — January 11, 2007 — UCBH Holdings, Inc. (NASDAQ: UCBH), the holding company of United Commercial Bank (UCB™), today announced that it has signed a definitive agreement to acquire privately-held The Chinese American Bank (“CAB”), in a transaction valued at approximately $130.7 million. Under the terms of the agreement, The Chinese American Bank’s holding company, CAB Holding, LLC, will be merged into a merger subsidiary of UCBH, and The Chinese American Bank will then be merged into UCB.
     The Chinese American Bank, a commercial bank headquartered in New York City, operates three strategically located full-service branches: two in Manhattan Chinatown and one in Flushing. CAB had $321.6 million in assets, $271.7 million in deposits and $45.9 million in equity as of September 30, 2006. The equity of CAB Holding, LLC is the same as that of The Chinese American Bank as of the date of the definitive agreement. With this acquisition, United Commercial Bank will have eight branches in New York, which will significantly enhance UCB’s brand recognition and our ability to increase market share in the region.
     The definitive agreement has been approved by the Board of Directors of UCBH and by CAB Holding, LLC, which is the sole shareholder of The Chinese American Bank. The agreement provides for stock consideration of approximately $65.6 million from the issuance of approximately 3.7 million shares of UCBH common stock and approximately $65.1 million in cash. The transaction value is based upon a $17.69 UCBH stock price. The total consideration is subject to certain adjustments detailed in the definitive agreement.
     CAB owns two of its three strategic branch locations: its headquarters in Manhattan Chinatown on Bowery Street and a branch in Flushing. UCBH intends to house its New York regional headquarters in CAB’s Bowery Street facility. The book value of CAB’s real estate is approximately $10.2 million. Included in the definitive agreement is a provision for a price adjustment to the total deal consideration if the appraised value of the real estate is less than $30.0 million.

     CAB had a 56% loan-to-deposit ratio as of September 30, 2006. Upon the closing of this transaction, UCBH plans to immediately begin restructuring the CAB balance sheet by adding higher-yielding loans and selling lower-yielding securities. In addition to this balance sheet restructuring, UCBH anticipates a substantial increase in the asset growth rate for The Chinese American Bank, given its relatively low asset base.
     UCBH management projects the deal-related expenses on the CAB transaction to be considerably less than typical transaction costs as any employee-related bonuses and other employee-related expenses will be paid by the seller’s proceeds from the transaction. In addition, there is no expense associated with the cash-out of options or employment agreements in this transaction.
     The transaction, which is subject to regulatory approval, is anticipated to close in the second quarter of 2007. UCBH management projects that the acquisition will be marginally accretive to earnings per share in 2007 and thereafter.
     “The proposed acquisition of The Chinese American Bank accelerates our expansion in this important market,” said Thomas S. Wu, Chairman, President and Chief Executive Officer of UCBH Holdings, Inc. “The transaction significantly enhances our franchise in New York, which allows us to rapidly increase our market share in the region. The Chinese American Bank’s operations complement those of United Commercial Bank, and we share a similar commitment in providing unparalleled banking services to the ethnic Chinese community in this large and growing market.”
     “We are very enthusiastic to be partnering with United Commercial Bank, as they continue their expansion into the New York market,” said Mr. Seng C. Chang, Chairman and Chief Executive Officer of The Chinese American Bank. “Through our partnership, with UCB’s vast resources as the leading Chinese-focused bank with a strong footprint in the United States and premier transpacific trade finance capabilities, we will be able to deliver a broader range of products and higher quality of banking services to our customers in the New York area. In addition, we believe that our future growth will significantly escalate which will create new opportunities for our employees.”
     About UCBH Holdings, Inc.
     UCBH Holdings, Inc. is the holding company for United Commercial Bank, a state-chartered commercial bank, which is the leading bank in the United States serving the Chinese community and American companies doing business in Greater China. The Bank has 50 California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton, Los Angeles and Orange counties, five branches in New York, five branches in metropolitan Atlanta, three branches in New England, two branches in the Pacific Northwest, a branch in Houston, a branch in Hong Kong, and representative offices in Shanghai and Shenzhen, China and Taipei, Taiwan. UCB, with headquarters in San Francisco, provides commercial banking services to small- and medium-sized businesses and professionals in a variety of industries, as well as consumer and private banking services to individuals. The Bank offers a full range of lending activities, including commercial real estate and construction loans, commercial credit facilities, international trade finance, cash management, private client services, loans guaranteed by the U.S. Small Business Administration, residential mortgages, home equity lines of credit, and online banking services for businesses and consumers. For additional information, visit the web site for United Commercial Bank at www.ibankUNITED.com or the web site for UCBH Holdings, Inc. at www.ucbh.com.
     About The Chinese American Bank
     The Chinese American Bank is a New York state-chartered commercial bank, headquartered in Manhattan Chinatown. Since 1967, CAB has been providing banking services through its corporate and branch offices located in the New York Chinatown area to conveniently serve the financial needs of its customers. With two branches in Manhattan Chinatown and one branch in Flushing, The Chinese American Bank had $321.6 million in assets, $271.7 million in deposits and $45.9 million in equity as of September 30, 2006. For additional information, please visit the web site for The Chinese American Bank at www.cabbank.com.

     Forward-Looking Statements
     Certain statements contained in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions that may or may not prove correct. Forward-looking statements are also subject to known and unknown risks, uncertainties and other factors relating to the Company’s and the Bank’s operations and business environment, all of which are difficult to predict, and many of which are beyond the control of the Company and the Bank. The factors include, among others: economic and business conditions in the areas and markets in which the Company and the Bank operate, particularly those affecting loans secured by real estate; deterioration or improvement in the ability of the Bank’s borrowers to pay their debts to the Bank; market fluctuations such as those affecting interest and foreign exchange rates and the value of securities in which the Bank invests; competition from other financial institutions, whether banks, investment banks, insurance companies or others; the ability of the Bank to assimilate acquisitions, enter new markets and lines of business, and open new branches, successfully; changes in business strategies; changes in tax law and governmental regulation of financial institutions; demographic changes; and other risks and uncertainties, including those discussed in the documents the Company files with the Securities and Exchange Commission (“SEC”). The foregoing may cause the actual results and performance of the Company and the Bank to be materially different from the results and performance indicated or suggested by the forward-looking statements. Further description of the risks and uncertainties are included in detail in the Company’s current, quarterly and annual reports, as filed with the SEC.
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